Exhibit 1.01

Conflict Minerals Report of Materion Corporation
for the Reporting Period from January 1, 2018 to December 31, 2018

Overview
This Conflict Minerals Report (this “Report”) of Materion Corporation (including its consolidated subsidiaries, “we”, “Materion” or the “Company”) has been prepared pursuant to Rule 13p-1 (the “Rule”) as promulgated under the Securities Exchange Act of 1934 for the reporting period from January 1, 2018 to December 31, 2018 (the “Reporting Period”).

Forward-looking statements contained in this Report are made based on known events and circumstances at the time of release, and as such, are subject in the future to unforeseen uncertainties and risks. Statements in this Report which express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements, including statements related to the Company’s compliance efforts and expected actions identified in this Report. These forward-looking statements are subject to various risks, uncertainties and assumptions, including, among other matters, the Company’s customers' requirements to use certain suppliers, the Company’s suppliers' responsiveness and cooperation with the Company’s due diligence efforts, the Company’s ability to implement improvements in its conflict minerals program and the Company’s ability to identify and mitigate related risks in its supply chain. If one or more of these or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see the Company’s other filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2018 and subsequent Quarterly Reports on Form 10-Q. The Company makes these statements as of the date of this disclosure, and undertakes no obligation to update them unless otherwise required by law.

Rule 13p-1, through Form SD, requires the disclosure of certain information if a company manufactures or contracts to manufacture products for which certain “conflict minerals” (as defined below) are necessary to the functionality or production of such products. The SEC defines “conflict minerals” as: (i)(a) columbite-tantalite (or coltan, the metal ore from which tantalum is extracted), (b) cassiterite (the metal ore from which tin is extracted), (c) gold and (d) wolframite (the metal ore from which tungsten is extracted), or their derivatives, which are currently limited to tantalum, tin and tungsten; or (ii) any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in the Democratic Republic of the Congo or an “adjoining country,” as such term is defined in Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (collectively, the “Covered Countries”).

The Company’s operations may at times manufacture, or contract to manufacture, products for which conflict minerals are necessary to the functionality or production of those products (collectively, the “products”). As required by the Rule, the Company has conducted a good faith, reasonable country of origin inquiry (“RCOI”) regarding the conflict minerals included in the products during the Reporting Period to determine whether any such conflict minerals originated in the Covered Countries and/or whether any of the conflict minerals were from recycled or scrap sources. Where applicable, the Company has conducted additional due diligence regarding the sources of the conflict minerals. The results of the Company’s RCOI regarding the conflict minerals, as well as the Company’s additional due diligence regarding the sources of such conflict minerals, are contained in this Report, which is publicly available at www.materion.com. The content on, or accessible through, any web site referred to in this Report is not incorporated by reference into this Report unless expressly noted.

Materion, through its wholly owned subsidiaries, is an integrated producer of high-performance advanced engineered materials used in a variety of electrical, electronic, thermal and structural applications. Our products are sold into numerous end markets, including consumer electronics, industrial components, defense, medical, automotive electronics, telecommunications infrastructure, energy, commercial aerospace, science, services, and appliance.

Our businesses are organized under four reportable segments: Performance Alloys and Composites, Advanced

Materials, Precision Coatings, and Other. Our Other reportable segment includes unallocated corporate costs.

Performance Alloys and Composites

Performance Alloys and Composites (“PAC”) provides advanced engineered solutions comprised of beryllium and non-beryllium containing alloy systems and custom engineered parts in strips, bulk, rod, plate, bar, and other customized shapes at manufacturing facilities located throughout the United States and Europe. This segment operates the world’s largest bertrandite ore mine and refinery, which is located in Utah, providing feedstock hydroxide for its beryllium businesses and external sales. This segment also provides engineering and products development services to help our customers and partners with product design, including delivering prototype parts and other data to demonstrate that the products will perform under specified design conditions.

Advanced Materials

Advanced Materials produces advanced chemicals, microelectronics packaging, precious metal, non-precious metal and specialty metal products, including vapor deposition targets, frame lid assemblies, clad and precious metal pre-forms, high temperature braze materials, and ultra-pure wire. These products are used in semiconductor logic and memory, medical, energy, lighting, defense, optics and wireless communications applications within the consumer electronics, industrial components, and telecommunications infrastructure end markets. Advanced Materials also has metal recovery operations and in-house refining that allow for the recycling of precious metals.

Precision Coatings

The Precision Coatings segment includes the following reporting units:

Precision Optics produces sputter-coated precision thin film coatings and optical filter materials. Based in Westford, Massachusetts, the group has manufacturing facilities in the United States and China.

Large Area Coatings produces high-performance sputter-coated precision flexible thin film materials. Based in Windsor, Connecticut, the business manufactures and distributes coated and converted thin film material solutions primarily for medical testing and diagnosis applications.

Other

The Other segment is comprised of unallocated corporate costs.

Description of Materion's Reasonable Country of Origin Inquiry

Materion has performed a good faith RCOI regarding the conflict minerals that were in our supply chain between January 1, 2018 and December 31, 2018 to determine whether any of the conflict minerals originated in the Covered Countries and whether any of the conflict minerals may be from recycled or scrap sources, in accordance with the Rule and related guidance provided by the SEC.

The Company’s global supply chain is complex. In the course of its business operations, the Company may purchase materials and metals containing conflict minerals. These materials and metals may, in turn, be included in the Company’s products. Because the Company does not normally purchase conflict minerals directly from mines, smelters or refiners, there are many third parties in the supply chain between the Company and the original sources of conflict minerals. As a result, the Company relies on its direct suppliers to provide information regarding the origin of any conflict minerals that are included in its products. In accordance with the framework in the Organization for Economic Co-operation and Development Due Diligence Guidelines for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas: Second Edition, including the related supplements on gold, tin, tantalum and tungsten (the “OECD Guidelines”), and related guidance provided by the SEC, the Company worked with its direct suppliers to identify, where possible, the smelters and/or refiners and countries of origin of the conflict minerals.

Prior to the Reporting Period, the Company worked to identify direct materials suppliers that it believed could potentially provide materials or metals containing conflict minerals (collectively, the “Identified Suppliers”). The Company then surveyed all the Identified Suppliers to determine whether each such Identified Supplier was supplying materials or metals to the Company that contained conflict minerals and, if so, to determine the source of such conflict minerals. The Company’s surveys required Identified Suppliers to, among other matters, confirm the source of any conflict minerals contained in materials or metals supplied to the Company and to provide any updates regarding such responses.

The Company, with respect to the Reporting Period, reasonably determined that certain of its products described above under “Overview” contain conflict minerals necessary to the functionality or production of such products.

For the Reporting Period, the Company sought and obtained representations from all 60 Identified Suppliers from whom the Company sought such representations. Such representations included, from all Identified Suppliers, Responsible Minerals Initiative (“RMI”) Conflict Minerals Reporting Template (“CMRT”) indicating the facility at which the conflict minerals were processed.

Based on the information obtained pursuant to the RCOI process described above, the Company has concluded, in good faith, that it does not have sufficient information with respect to the Reporting Period to determine the country of origin of all of the conflict minerals.

Due Diligence

For the Reporting Period, Materion performed due diligence from September 2018 through April 2019 to determine the source and chain of custody necessary to determine conflict minerals in the Company’s product offerings. Materion designed its due diligence measures to conform in all material respects with the OECD Guidelines. This process included building conflict minerals awareness across the supply base and the survey of all Identified Suppliers that were known to or may have provided products containing metal and /or conflict minerals.

Materion occupies a “downstream” position in the supply chain and followed the principles outlined in the OECD Guidelines for downstream companies with no direct relationships to smelters or refiners. In this context, “downstream” refers to the supply chain from smelters and refiners to retailers and includes companies such as ours, as well as product and component manufacturers and retailers. A summary of Materion’s due diligence activities in line with the OECD Guidelines is outlined below.

Step 1: Establish strong company management systems:

•
Materion has adopted a formal policy that reflects its goal of achieving a "DRC Conflict Free" determination, which for the 2018 reporting period has been achieved with all suppliers reporting the use of conformant smelters;

•
Materion maintains a governance model to oversee the implementation and ongoing management of the Conflict Minerals Compliance Program. The governance model consists of two groups: the Steering Committee and the Core Team, and various work products. The objective is to develop, document and maintain a governance structure that enables sustainable compliance and actively mitigates the risk of not meeting regulatory requirements;

•	Materion maintains a process to evaluate raw materials, parts and suppliers in the supply chain for potential conflict minerals risk;

•
Materion communicates its policy regarding the responsible sourcing of conflict minerals to existing and new suppliers including through language in supplier contract terms and conditions, flow down language in all United States Government contracts and the Materion Supplier Code of Conduct;

•	Materion continues to leverage SAP systematic and Quality Management procedural controls to prevent transactions with non-conforming conflict mineral suppliers;

•	Materion has established long-term relationships with suppliers and closely manages the pool of suppliers eligible to be utilized; and

•
Materion provides a feedback mechanism on its website available to all interested parties to provide information or voice their concerns regarding its sourcing and use of conflict minerals in its products.

Step 2: Identify and assess risks in the supply chain:

•	On an annual basis, Materion evaluates raw materials and parts that are known or are likely to contain conflict minerals using a risk-based approach;

•	Each compliance year, Materion requires suppliers to provide a CMRT. Materion has a 100% response rate for four consecutive years;

•
Materion engages Identified Suppliers in one-on-one individualized capability training in order to build their capabilities and to enable them to improve their understanding of the regulation and their responsibility as a Materion supplier;

•
Materion conducts a review of supplier responses to determine that all required questions and sections of the CMRT were completed, followed up with any supplier that did not complete all required questions, and verified the CMRT had an acceptable Effective Date and appropriate CMRT version;

•	Materion reviews the survey responses and validates them for completeness and sufficiency;

•	Materion reviews aggregated supplier survey responses and reports key metrics as part of the monthly conflict minerals reporting process; and

•
Materion conducts an annual review of summary smelter information to determine if the smelter is certified as conformant or presented a "red flag" as defined by the OECD Guidelines. To make the determination of each smelter's conflict status, Materion relies upon information provided by the RMI. RMI conducts a Responsible Minerals Assurance Process (RMAP), in which it certifies smelters and refiners worldwide as being conformant/conflict free after confirming specific information, including country of origin for conflict minerals that the smelter/refiner may purchase for its operations. RMI makes available to the public the list of smelters/refiners that have been certified by RMI as conformant/conflict free.

Step 3: Design and implement a strategy to respond to identified risks:

•
Annually, Materion completes an OECD Gap Analysis, at the end of each compliance year's due diligence, and provides a summary of the identified risks and gaps to the Steering Committee with recommended action plans to reduce risks and close gaps;

•	Materion maintains a risk mitigation strategy with the goal of systematically reducing the extend of exposure to certain risk and the likelihood of its occurrence;

•
Materion maintains a risk mitigation plan and monitors execution. New supplier onboarding includes requirements for all suppliers to provide a current CMRT and an agreement to respond to annual conflict minerals surveys;

•	Materion continues to systematically and procedurally limit purchasing with suppliers based on their unresponsiveness to conflict minerals inquiries;

•	Materion places additional restrictions on smelter sources based on non-conflict mineral related customer requirements; and

•	Additional fact finding, risk assessments and changes in circumstances take place as part of Materion's annual review of its Conflict Minerals Compliance Playbook.

Step 4: Carry out independent third-party audit of smelter/refiner's due diligence practices:

•
In accordance with the OECD Guidelines, Materion participates and contributes through industry organizations to enhance transparency and traceability in the supply chain and supports independent third-party audits of smelters/refiners; and

•
Materion is not in a position to audit smelter/refiners directly. Materion does, however, reach out to smelters, identified by their suppliers, to request that they participate in the RMI initiative and become certified as Conformant/Conflict-Free and Materion’s gold recycling operation in Buffalo, New York continues as an RMI certified Conformant/Conflict Free refiner of gold.

Step 5: Report annually on supply chain due diligence:
Annually, Materion performs due diligence in its conflict minerals supply chain, maintains a process to summarize, review and approve compliance results, completes the Form SD and the Conflict Minerals Report and timely files the Form SD and any Conflict Minerals Report with the SEC.

Continuous Improvement of Supply Chain Due Diligence

The Company expects to continue to maintain its supply chain due diligence efforts including:

•	Continue to assess the presence of conflict minerals in its supply chain as part of the its New Product Introduction (“NPI”) process;

•
Continue to require suppliers to identify the conflict minerals contained in the products they supply and when requested on an annual basis, to provide current, accurate and complete information on the smelters/refiners used in the manufacture of materials supplied to Materion;

•	Continue to compare RCOI results to information collected via independent conflict free smelter validation programs such as the RMAP;

•	Continue to partner with suppliers who are committed to participation in obtaining a "conformant/conflict free" designation from an industry program such as the RMAP; and

•	Respond to customer requests to limit smelters active in the supply chain due to non RMI concerns.

Determination

Based on the process described above, Materion achieved a 100% response rate from the 60 direct material suppliers identified as supplying raw materials or parts containing conflict minerals with an increase in smelters reporting conflict-free from 91% to 100%.

Based on the information provided by Materion suppliers utilized during 2018, Materion believes that the facilities that may have been used to process conflict minerals in Materion’s products included the smelters and refiners lists in Appendix I. The suppliers’ responses included exclusively Conformant/Conflict Free smelters.

Based on the due diligence efforts and the absence of full supply chain visibility throughout the supply base, Materion is unable to determine the origin of the conflict minerals and does not have sufficient information to conclusively determine the countries of origin of conflict minerals contained in Materion’s products

Appendix I: Smelters Identified in the Materion Supply Chain

Metal	Smelter ID	Smelter Name	Smelter Country	CFSI Verified
Gold	CID000015	Advanced Chemical Company	UNITED STATES OF AMERICA	Conformant
Gold	CID000019	Aida Chemical Industries Co., Ltd.	JAPAN	Conformant
Gold	CID002560	Al Etihad Gold LLC	UNITED ARAB EMIRATES	Conformant
Gold	CID000035	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Conformant
Gold	CID000041	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Conformant
Gold	CID000058	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	Conformant
Gold	CID000077	Argor-Heraeus S.A.	SWITZERLAND	Conformant
Gold	CID000082	Asahi Pretec Corp.	JAPAN	Conformant
Gold	CID000924	Asahi Refining Canada Ltd.	CANADA	Conformant
Gold	CID000920	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Conformant
Gold	CID000090	Asaka Riken Co., Ltd.	JAPAN	Conformant
Gold	CID002850	AU Traders and Refiners	SOUTH AFRICA	Conformant
Gold	CID000113	Aurubis AG	GERMANY	Conformant
Gold	CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Conformant
Gold	CID000157	Boliden AB	SWEDEN	Conformant
Gold	CID000176	C. Hafner GmbH + Co. KG	GERMANY	Conformant
Gold	CID000189	Cendres + Metaux S.A.	SWITZERLAND	Conformant
Gold	CID000233	Chimet S.p.A.	ITALY	Conformant
Gold	CID000328	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	CID000362	DODUCO Contacts and Refining GmbH	GERMANY	Conformant
Gold	CID000401	Dowa	JAPAN	Conformant
Gold	CID000359	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Conformant
Gold	CID000425	Eco-System Recycling Co., Ltd.	JAPAN	Conformant
Gold	CID002561	Emirates Gold DMCC	UNITED ARAB EMIRATES	Conformant
Gold	CID002459	Geib Refining Corporation	UNITED STATES OF AMERICA	Conformant
Gold	CID002243	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Conformant
Gold	CID000689	HeeSung Metal Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	CID000694	Heimerle + Meule GmbH	GERMANY	Conformant
Gold	CID000707	Heraeus Metals Hong Kong Ltd.	CHINA	Conformant
Gold	CID000711	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Conformant
Gold	CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Conformant
Gold	CID000807	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	CID000814	Istanbul Gold Refinery	TURKEY	Conformant
Gold	CID002765	Italpreziosi	ITALY	Conformant
Gold	CID000823	Japan Mint	JAPAN	Conformant
Gold	CID000855	Jiangxi Copper Co., Ltd.	CHINA	Conformant

Gold	CID000929	JSC Uralelectromed	RUSSIAN FEDERATION	Conformant
Gold	CID000937	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conformant
Gold	CID000957	Kazzinc	KAZAKHSTAN	Conformant
Gold	CID000969	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Conformant
Gold	CID000981	Kojima Chemicals Co., Ltd.	JAPAN	Conformant
Gold	CID002605	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	CID001029	Kyrgyzaltyn JSC	KYRGYZSTAN	Conformant
Gold	CID002762	L'Orfebre S.A.	ANDORRA	Conformant
Gold	CID001078	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Conformant
Gold	CID002606	Marsam Metals	BRAZIL	Conformant
Gold	CID001113	Materion	UNITED STATES OF AMERICA	Conformant
Gold	CID001119	Matsuda Sangyo Co., Ltd.	JAPAN	Conformant
Gold	CID001149	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conformant
Gold	CID001152	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Conformant
Gold	CID001147	Metalor Technologies (Suzhou) Ltd.	CHINA	Conformant
Gold	CID001153	Metalor Technologies S.A.	SWITZERLAND	Conformant
Gold	CID001157	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Conformant
Gold	CID001161	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Conformant
Gold	CID001188	Mitsubishi Materials Corporation	JAPAN	Conformant
Gold	CID001193	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Gold	CID002509	MMTC-PAMP India Pvt., Ltd.	INDIA	Conformant
Gold	CID001204	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Conformant
Gold	CID001220	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Conformant
Gold	CID001259	Nihon Material Co., Ltd.	JAPAN	Conformant
Gold	CID002779	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Conformant
Gold	CID001325	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	CID001326	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Conformant
Gold	CID000493	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Conformant
Gold	CID001352	PAMP S.A.	SWITZERLAND	Conformant
Gold	CID002919	Planta Recuperadora de Metales SpA	CHILE	Conformant
Gold	CID001386	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Conformant
Gold	CID001397	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conformant
Gold	CID001498	PX Precinox S.A.	SWITZERLAND	Conformant
Gold	CID001512	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conformant
Gold	CID002582	Remondis Argentia B.V.	NETHERLANDS	Conformant
Gold	CID002510	Republic Metals Corporation	UNITED STATES OF AMERICA	Conformant

Gold	CID001534	Royal Canadian Mint	CANADA	Conformant
Gold	CID002761	SAAMP	FRANCE	Conformant
Gold	CID002973	Safimet S.p.A	ITALY	Conformant
Gold	CID001555	Samduck Precious Metals	KOREA, REPUBLIC OF	Conformant
Gold	CID002777	SAXONIA Edelmetalle GmbH	GERMANY	Conformant
Gold	CID001585	SEMPSA Joyeria Plateria S.A.	SPAIN	Conformant
Gold	CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conformant
Gold	CID001736	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Conformant
Gold	CID002516	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant
Gold	CID001756	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Conformant
Gold	CID001761	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	Conformant
Gold	CID001798	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conformant
Gold	CID002918	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	CID002580	T.C.A S.p.A	ITALY	Conformant
Gold	CID001875	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Conformant
Gold	CID001916	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Conformant
Gold	CID001938	Tokuriki Honten Co., Ltd.	JAPAN	Conformant
Gold	CID001955	Torecom	KOREA, REPUBLIC OF	Conformant
Gold	CID001977	Umicore Brasil Ltda.	BRAZIL	Conformant
Gold	CID002314	Umicore Precious Metals Thailand	THAILAND	Conformant
Gold	CID001980	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Conformant
Gold	CID001993	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Conformant
Gold	CID002003	Valcambi S.A.	SWITZERLAND	Conformant
Gold	CID002030	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Conformant
Gold	CID002778	WIELAND Edelmetalle GmbH	GERMANY	Conformant
Gold	CID000185	Xstrata	CANADA	Conformant
Gold	CID002100	Yamakin Co., Ltd.	JAPAN	Conformant
Gold	CID002129	Yokohama Metal Co., Ltd.	JAPAN	Conformant
Gold	CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Conformant
Tantalum	CID000092	Asaka Riken Co., Ltd.	JAPAN	Conformant
Tantalum	CID000211	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Conformant
Tantalum	CID002504	D Block Metals, LLC	UNITED STATES OF AMERICA	Conformant
Tantalum	CID000456	Exotech Inc.	UNITED STATES OF AMERICA	Conformant
Tantalum	CID000460	F&X Electro-Materials Ltd.	CHINA	Conformant
Tantalum	CID002505	FIR Metals & Resource Ltd.	CHINA	Conformant
Tantalum	CID002558	Global Advanced Metals Aizu	JAPAN	Conformant

Tantalum	CID002557	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Conformant
Tantalum	CID000291	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	Conformant
Tantalum	CID000616	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Conformant
Tantalum	CID002544	H.C. Starck Co., Ltd.	THAILAND	Conformant
Tantalum	CID002547	H.C. Starck Hermsdorf GmbH	GERMANY	Conformant
Tantalum	CID002548	H.C. Starck Inc.	UNITED STATES OF AMERICA	Conformant
Tantalum	CID002549	H.C. Starck Ltd.	JAPAN	Conformant
Tantalum	CID002550	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Conformant
Tantalum	CID002545	H.C. Starck Tantalum and Niobium GmbH	GERMANY	Conformant
Tantalum	CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conformant
Tantalum	CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	CID002842	Jiangxi Tuohong New Raw Material	CHINA	Conformant
Tantalum	CID003191	Jiujiang Janny New Material Co., Ltd.	CHINA	Conformant
Tantalum	CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tantalum	CID000917	Jiujiang Tanbre Co., Ltd.	CHINA	Conformant
Tantalum	CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	CID002539	KEMET Blue Metals	MEXICO	Conformant
Tantalum	CID002568	KEMET Blue Powder	UNITED STATES OF AMERICA	Conformant
Tantalum	CID001076	LSM Brasil S.A.	BRAZIL	Conformant
Tantalum	CID001163	Metallurgical Products India Pvt., Ltd.	INDIA	Conformant
Tantalum	CID001175	Mineracao Taboca S.A.	BRAZIL	Conformant
Tantalum	CID001192	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Tantalum	CID001277	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Conformant
Tantalum	CID001200	NPM Silmet AS	ESTONIA	Conformant
Tantalum	CID001508	QuantumClean	UNITED STATES OF AMERICA	Conformant
Tantalum	CID002707	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tantalum	CID001522	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	CID001769	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Conformant
Tantalum	CID001869	Taki Chemical Co., Ltd.	JAPAN	Conformant
Tantalum	CID001891	Telex Metals	UNITED STATES OF AMERICA	Conformant
Tantalum	CID001969	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Conformant
Tantalum	CID002508	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Conformant
Tin	CID000292	Alpha	UNITED STATES OF AMERICA	Conformant

Tin	CID000228	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Conformant
Tin	CID003190	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Conformant
Tin	CID001070	China Tin Lai Ben Smelter Co., Ltd.	CHINA	Conformant
Tin	CID002570	CV Ayi Jaya	INDONESIA	Conformant
Tin	CID002592	CV Dua Sekawan	INDONESIA	Conformant
Tin	CID000306	CV Gita Pesona	INDONESIA	Conformant
Tin	CID002593	CV Tiga Sekawan	INDONESIA	Conformant
Tin	CID000315	CV United Smelting	INDONESIA	Conformant
Tin	CID002455	CV Venus Inti Perkasa	INDONESIA	Conformant
Tin	CID000402	Dowa	JAPAN	Conformant
Tin	CID000438	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	CID000468	Fenix Metals	POLAND	Conformant
Tin	CID002848	Gejiu Fengming Metallurgy Chemical Plant	CHINA	Conformant
Tin	CID000942	Gejiu Kai Meng Industry and Trade LLC	CHINA	Conformant
Tin	CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conformant
Tin	CID001908	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Conformant
Tin	CID003116	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Conformant
Tin	CID002849	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Conformant
Tin	CID002844	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Conformant
Tin	CID000760	Huichang Jinshunda Tin Co., Ltd.	CHINA	Conformant
Tin	CID000244	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	Conformant
Tin	CID001231	Jiangxi New Nanshan Technology Ltd.	CHINA	Conformant
Tin	CID002468	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Conformant
Tin	CID001105	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conformant
Tin	CID002500	Melt Metais e Ligas S.A.	BRAZIL	Conformant
Tin	CID001142	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Conformant
Tin	CID002773	Metallo Belgium N.V.	BELGIUM	Conformant
Tin	CID002774	Metallo Spain S.L.U.	SPAIN	Conformant
Tin	CID001173	Mineracao Taboca S.A.	BRAZIL	Conformant
Tin	CID001182	Minsur	PERU	Conformant
Tin	CID001191	Mitsubishi Materials Corporation	JAPAN	Conformant
Tin	CID002858	Modeltech Sdn Bhd	MALAYSIA	Conformant
Tin	CID001314	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conformant
Tin	CID002517	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conformant
Tin	CID001337	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	CID000309	PT Aries Kencana Sejahtera	INDONESIA	Conformant
Tin	CID001399	PT Artha Cipta Langgeng	INDONESIA	Conformant
Tin	CID002503	PT ATD Makmur Mandiri Jaya	INDONESIA	Conformant
Tin	CID001402	PT Babel Inti Perkasa	INDONESIA	Conformant
Tin	CID002776	PT Bangka Prima Tin	INDONESIA	Conformant
Tin	CID003205	PT Bangka Serumpun	INDONESIA	Conformant
Tin	CID001419	PT Bangka Tin Industry	INDONESIA	Conformant

Tin	CID001421	PT Belitung Industri Sejahtera	INDONESIA	Conformant
Tin	CID001428	PT Bukit Timah	INDONESIA	Conformant
Tin	CID001434	PT DS Jaya Abadi	INDONESIA	Conformant
Tin	CID001438	PT Eunindo Usaha Mandiri	INDONESIA	Conformant
Tin	CID002530	PT Inti Stania Prima	INDONESIA	Conformant
Tin	CID001448	PT Karimun Mining	INDONESIA	Conformant
Tin	CID002829	PT Kijang Jaya Mandiri	INDONESIA	Conformant
Tin	CID002870	PT Lautan Harmonis Sejahtera	INDONESIA	Conformant
Tin	CID002835	PT Menara Cipta Mulia	INDONESIA	Conformant
Tin	CID001453	PT Mitra Stania Prima	INDONESIA	Conformant
Tin	CID001457	PT Panca Mega Persada	INDONESIA	Conformant
Tin	CID000313	PT Premium Tin Indonesia	INDONESIA	Conformant
Tin	CID001458	PT Prima Timah Utama	INDONESIA	Conformant
Tin	CID001460	PT Refined Bangka Tin	INDONESIA	Conformant
Tin	CID001463	PT Sariwiguna Binasentosa	INDONESIA	Conformant
Tin	CID001468	PT Stanindo Inti Perkasa	INDONESIA	Conformant
Tin	CID002816	PT Sukses Inti Makmur	INDONESIA	Conformant
Tin	CID001471	PT Sumber Jaya Indah	INDONESIA	Conformant
Tin	CID001477	PT Timah (Persero) Tbk Kundur	INDONESIA	Conformant
Tin	CID001482	PT Timah (Persero) Tbk Mentok	INDONESIA	Conformant
Tin	CID001490	PT Tinindo Inter Nusa	INDONESIA	Conformant
Tin	CID001493	PT Tommy Utama	INDONESIA	Conformant
Tin	CID002706	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tin	CID001539	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Conformant
Tin	CID001758	Soft Metais Ltda.	BRAZIL	Conformant
Tin	CID001898	Thaisarco	THAILAND	Conformant
Tin	CID002180	Tin Products Manufacturing Co.LTD. of YTCL	CHINA	Conformant
Tin	CID002036	White Solder Metalurgica	BRAZIL	Conformant
Tin	CID002158	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Conformant
Tungsten	CID000004	A.L.M.T. TUNGSTEN Corp.	JAPAN	Conformant
Tungsten	CID002833	ACL Metais Eireli	BRAZIL	Conformant
Tungsten	CID002502	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Conformant
Tungsten	CID000105	ATI Metalworking Products	UNITED STATES OF AMERICA	Conformant
Tungsten	CID002513	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	CID000499	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	CID002645	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	CID000875	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Conformant
Tungsten	CID002494	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conformant
Tungsten	CID000568	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	Conformant
Tungsten	CID000218	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	CID002542	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Conformant
Tungsten	CID002541	H.C. Starck Tungsten GmbH	GERMANY	Conformant

Tungsten	CID000766	Hunan Chenzhou Mining Co., Ltd.	CHINA	Conformant
Tungsten	CID002579	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Conformant
Tungsten	CID000769	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tungsten	CID002649	Hydrometallurg, JSC	RUSSIAN FEDERATION	Conformant
Tungsten	CID000825	Japan New Metals Co., Ltd.	JAPAN	Conformant
Tungsten	CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Conformant
Tungsten	CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Conformant
Tungsten	CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	CID000966	Kennametal Fallon	UNITED STATES OF AMERICA	Conformant
Tungsten	CID002319	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	CID002845	Moliren Ltd.	RUSSIAN FEDERATION	Conformant
Tungsten	CID002589	Niagara Refining LLC	UNITED STATES OF AMERICA	Conformant
Tungsten	CID002543	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	Conformant
Tungsten	CID002827	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Conformant
Tungsten	CID002815	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	Conformant
Tungsten	CID001889	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Conformant
Tungsten	CID002724	Unecha Refractory metals plant	RUSSIAN FEDERATION	Conformant
Tungsten	CID002011	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	Conformant
Tungsten	CID002044	Wolfram Bergbau und Hütten AG	AUSTRIA	Conformant
Tungsten	CID002843	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Tungsten	CID002320	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Conformant
Tungsten	CID002082	Xiamen Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	CID002830	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Conformant
Tungsten	CID002095	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Conformant